                                                                 EXHIBIT A
                    INVESTMENT SUBADVISORY AGREEMENT

                             By and Among

                          Lutheran Brotherhood
                                 and
                          LB Series Fund, Inc.
                                 and
                    T. Rowe Price International, Inc.


     INVESTMENT SUBADVISORY AGREEMENT, made as of the 8th day of August, 2000, between Lutheran Brotherhood ("Adviser"), a fraternal benefit society organized and existing under the laws of the State of Minnesota, LB Series Fund, Inc., a corporation organized and existing under the laws of the State of Minnesota ("Fund"), and T. Rowe Price International, Inc. ("Subadviser"), a corporation organized and existing under the laws of the State of Maryland.

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated as of the 15th day of January, 1996 ("Advisory Agreement") with the Fund, which is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Fund is authorized to issue shares of the World Growth Portfolio ("Portfolio"), a separate series of the Fund;

     WHEREAS, the Subadviser is engaged principally in the business of rendering investment supervisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

     WHEREAS, the Fund and Adviser desires to retain the Subadviser as subadviser to furnish certain investment advisory services to the Adviser and the Portfolio and the Subadviser is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

     1. APPOINTMENT. Adviser hereby appoints the Subadviser as its investment subadviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2.  DUTIES OF THE SUBADVISER.

         A. INVESTMENT SUBADVISORY SERVICES. Subject to the supervision of the Fund's Board of Directors ("Board") and the Adviser, the Subadviser shall act as the investment subadviser and shall supervise and direct the investments of the Portfolio in accordance with the Portfolio's investment objectives, policies, and restrictions as provided in the Fund's Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and such other limitations as the Fund may impose by notice in writing to the Subadviser. The Subadviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Portfolio in a manner consistent with the Portfolio's investment objective(s), policies, and restrictions. In furtherance of this duty, the Subadviser, on behalf of the Fund, is authorized, in its discretion and without prior consultation with the Fund or the Adviser, to:

         (1) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets; and

         (2) place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Subadviser may select.

         B. FURTHER DUTIES OF SUBADVISER. In all matters relating to the performance of this Agreement, the Subadviser shall act in conformity with the Fund's Articles of Incorporation, By-Laws, and currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board and the Adviser, and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations.

     3. COMPENSATION. For the services provided and the expenses assumed by the Subadviser pursuant to this Agreement, the Subadviser shall receive a monthly investment management fee as set forth in Schedule 1, attached hereto and incorporated herein by reference. The management fee shall be payable monthly to the Subadviser on or before the 10th day of the next succeeding calendar month. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proration which such period bears to the full month in which such effectiveness or termination occurs.

     4.  DUTIES OF THE ADVISER.

         A. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement.

         B. The Adviser has furnished the Subadviser with copies of each of the following documents and will furnish to the Subadviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

         (1) The Articles of Incorporation of the Fund, as filed with the State of Minnesota, as in effect on the date hereof and as amended from time to time ("Articles");

         (2) The By-Laws of the Fund as in effect on the date hereof and as amended from time to time ("By-Laws");

         (3) Certified resolutions of the Board of the Fund authorizing the appointment of the Adviser and the Subadviser and approving the form of the Advisory Agreement and this Agreement;

         (4) The Fund's Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-IA, as filed with the Securities and Exchange Commission ("SEC") relating to the Portfolio and its shares and all amendments thereto ("Registration Statement");

         (5) The Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto;

         (6) The Portfolio's Prospectus (as defined above); and

         (7) A certified copy of any financial statement or report prepared for the Fund by certified or independent public accountants, and copies of any financial statements or reports made by the Fund to its shareholders or to any governmental body or securities exchange.

The Adviser shall furnish the Subadviser with any further documents, materials or information that the Subadviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

         C. During the term of this Agreement, the Adviser shall furnish to the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser or its clients in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Subadviser reasonably objects in writing fifteen (15) business days (or such other time as may be mutually agreed) after receipt thereof. The Adviser shall ensure that materials prepared by employees or agents of the Adviser or its affiliates that refer to the Subadviser or its clients in any way are consistent with those materials previously approved by the Subadviser as referenced in the preceding sentence.

     5.  BROKERAGE.

         A. The Subadviser agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain quality execution at favorable security prices; provided that, on behalf of the Fund, the Subadviser may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Subadviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Subadviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will portfolio securities be purchased from or sold to the Subadviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.

         B. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

     6. OWNERSHIP OF RECORDS. The Subadviser shall maintain all books and records required to be maintained by the Subadviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Portfolio. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees
(i) that all records that it maintains for the Portfolio are the property of the Fund, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and (iii) agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund; provided, however, the Subadviser may retain copies of such records.

     7. REPORTS. The Subadviser shall furnish to the Board or the Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as the Subadviser and the Board or the Adviser, as appropriate, may mutually agree upon from time to time.

     8. SERVICES TO OTHER CLIENTS. Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Subadviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Subadviser, who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     9. SUBADVISER'S USE OF THE SERVICES OF OTHERS. The Subadviser may (at its cost except as contemplated by Paragraph 5 of this Agreement) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Subadviser or the Fund or Portfolio, as appropriate, with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as the Subadviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Fund or the Portfolio, as appropriate, or in the discharge of Subadviser's overall responsibilities with respect to the other accounts that it serves as investment manager or counselor.

     10. LIMITATION OF LIABILITY OF THE SUBADVISER. Neither the Subadviser nor any of its officers, directors, or employees, nor any person performing executive, administrative, trading, or other functions for the Fund, the Portfolio (at the direction or request of the Subadviser) or the Subadviser in connection with the Subadviser's discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for
(i) any error of judgment or mistake of law or for any loss suffered by the Fund or Portfolio or (ii) any error of fact or mistake of law contained in any report or data provided by the Subadviser, except for any error, mistake or loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its or his duties on behalf of the Fund or Portfolio or from reckless disregard by the Subadviser or any such person of the duties of the Subadviser pursuant to this Agreement.

     11. REPRESENTATIONS OF SUBADVISER. The Subadviser represents, warrants, and agrees as follows:

         A. The Subadviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         B. The Subadviser, including Access Persons (as defined in subsection (e) of Rule 17j-1 under the Investment Company Act of 1940) has adopted a written code of ethics complying in all material respects with the requirements of Rule 17j-1 under the 1940 Act, as may be amended from time to time, and, if it has not already done so, will provide the Adviser and the Fund with a copy of such code of ethics, together with evidence of its adoption. On a quarterly basis, the Subadviser will either; (i) certify to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser's Code of Ethics with respect to the Portfolio, or (ii) identify any material violations which have occurred with respect to the Portfolio. In addition, the Subadviser will report at least annually to the Adviser concerning any other material violations of the Subadviser's Code of Ethics with respect to the Portfolio which required significant remedial action and which were not previously reported.

         C. The Subadviser has provided the Adviser and the Fund with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Adviser.

         12. TERM OF AGREEMENT. This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved by a vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Unless sooner terminated as provided herein, this Agreement shall continue in effect through December 31, 2000. Thereafter, this Agreement shall continue in effect from year to year, with respect to the Portfolio, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board, or by vote of a majority of the outstanding voting securities of the Portfolio; (b) in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons of any such party; and (c) the Subadviser shall not have notified the Fund, in writing, at least 60 days prior to such approval that it does not desire such continuation. The Subadviser shall furnish to the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

     13. TERMINATION OF AGREEMENT. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on at least 60 days' prior written notice to the Subadviser. This Agreement may also be terminated by the Adviser: (i) on at least 120 days' prior written notice to the Subadviser, without the payment of any penalty; (ii) upon material breach by the Subadviser of any of the representations and warranties set forth in Paragraph 11 of this Agreement, if such breach shall not have been cured within a 20-day period after notice of such breach; or (iii) if the Subadviser becomes unable to discharge its duties and obligations under this Agreement. The Subadviser may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days' prior notice to the Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

     14. AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no material amendment of this Agreement shall be effective until approved by vote of a majority of the Portfolio's outstanding voting securities.

     15. OVERRIDE PROVISIONS. Notwithstanding any other provision of this
Agreement:

     (a) prior to this Agreement being approved by a vote of a majority of the Portfolio's outstanding voting securities in accordance with the 1940 Act: (i) in no event shall compensation paid to the Subadviser hereunder exceed the amount permitted by Rule 15a-4 under the 1940 Act; (ii) all compensation paid to the Subadviser hereunder shall be held in an interest-bearing escrow account with the Fund's custodian or a bank (the "Escrow Account"); and (iii) this Agreement may be terminated at any time without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 10 days' prior written notice to the Subadviser. Funds held in the Escrow Account, including interest earned, shall be paid to the Subadviser promptly after approval of this Agreement by the vote of a majority of the Portfolio's outstanding voting securities in accordance with the 1940 Act, provided that such approval is obtained no later than 150 days after the date of this Agreement.

     (b) If this Agreement is not approved by a vote of a majority of the Portfolio's outstanding voting securities within the time period stated above, (i) this Agreement shall immediately terminate; and
         (ii) the Subadviser shall receive from the Escrow Account the lesser of: (a) the sum of the amount of any costs incurred by the Subadviser in performing its duties under this Agreement prior to such termination plus any interest earned on that amount, and (b) the sum of the amount deposited in the Escrow Account plus any interest earned on that amount.

     16. MISCELLANEOUS.

         A. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of laws principles thereof and the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.

         B. CAPTIONS. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         C. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

         D. INTERPRETATION. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Portfolio.

         E. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," broker," "investment adviser," "net assets," "sale," "sell," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                    LUTHERAN BROTHERHOOD
Attest:


/s/ John C. Bjork                   /s/ Randall L. Boushek
------------------------------      -----------------------------------
John C. Bjork                       By: Randall L. Boushek



                                    LB SERIES FUND, INC.
Attest:


/s/ John C. Bjork                   /s/ Rolf F. Bjelland
------------------------------      -----------------------------------
John C. Bjork                       By: Rolf F. Bjelland



                                    T. ROWE PRICE INTERNATIONAL, INC.
Attest:


/s/ Darrell Braman                  /s/ Nancy M. Morris
------------------------------      -----------------------------------
Darrell Braman                      By: Nancy M. Morris

                               SCHEDULE 1


AVERAGE DAILY NET ASSETS ANNUAL RATE
------------------------------------

$0 to $20 Million                           .75%

Above $20 to $50 Million                    .60%

Above $50 to $200 Million                   .50%

Above $200 Million                          .50%*

Above $500 Million                          .45%*

*When average daily net assets exceed this amount, the annual rate asterisked is applicable to all amounts in the World Growth Portfolio of LB Series Fund, Inc.

For purposes of determining breakpoints, assets invested in the Lutheran Brotherhood World Growth Fund shall be included in determining average daily net assets.





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